For Period ended 05/31/2014                        Series 14,15,20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$6.0000

73A
Per Share Distributions
$0.0221

74U
Shares Outstanding
276

74V
NAV
$18.08

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$33.0000

73A
Per Share Distributions
$0.1329

74U
Shares Outstanding
247

74V
NAV
31.13

USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14

72DD
Dollar Distributions
0.0000

73A
Per Share Distributions
0.0003

74U
Shares Outstanding
1,122

74V
NAV
14.01